UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
SUNRISE REAL ESTATE GROUP, INC.
Suite 701, No. 333 Zhaojiabang Road
Shanghai, People’s Republic of China
Telephone: 86 21 64 22 0505

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 2:00 p.m. (Macao time) on Tuesday
June 12, 2007

To the Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Sunrise Real Estate Group, Inc., (the “Company”), which will be held at Estrada da Ponta da Cabrita, piso 8, Hotel China Coroa d’Ouro, Taipa, Golden Crown China Hotel on June 12, 2007 at 2:00 p.m., to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

1 To elect a board of seven directors to serve until the next annual meeting of the Company’s shareholders or until their respective successors have been elected and qualified;
2 To ratify the selection and appointment of BDO McCabe Lo Limited as the Company’s independent public accountants for fiscal year 2007; and
3 To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record of the Company’s Common Stock at the close of business on April 25, 2007, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting.

THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS
Wang Jun-Li
Secretary
Shanghai, People’s Republic of China
April 30, 2007

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies for the Annual Meeting of Shareholders (“Meeting”) of Sunrise Real Estate Group, Inc., (the “Company”), which will be held at 2:00 p.m. local time on June 12, 2007 at Estrada da Ponta da Cabrita, piso 8, Hotel China Coroa d’Ouro, Taipa, Golden Crown China Hotel and any adjournments thereof (the “Meeting”), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith by the Company to each shareholder and, in each case, is solicited on behalf of the Board of Directors of the Company (the “Board”) for use at the Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a shareholder to attend the
Meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services. It is estimated that this Proxy Statement and accompanying Proxy will first be mailed to shareholders on or about May 11, 2007.

Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of all seven of the nominees for directors specified herein and FOR the ratification of the selection and appointment of BDO McCabe Lo Limited as the Company’s independent public accountants for fiscal year 2007, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated, as proxies will take such actions as they, in their discretion, may deem advisable. The Board selected the persons named as proxies.

SHAREHOLDERS’ VOTING RIGHTS

Only holders of record of the Company’s Common Stock at the close of business on April 25, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On such date there were 23,001,614 shares of Common Stock outstanding, entitled to one vote per share.

With respect to the election of directors, assuming a quorum is present, the seven candidates receiving the highest number of votes will be elected. See “Nomination and Election of Directors.” To ratify the selection and appointment of BDO McCabe Lo Limited, assuming a quorum is present, the affirmative vote of shareholders holding a majority represented at the Meeting is required. A quorum is the presence in person or by proxy of shares representing a majority of the outstanding shares of the Common Stock of the Company.

Under the Company’s bylaws and the Texas Business Corporation Act, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection and appointment of BDO McCabe Lo Limited will have the effect of a no vote for such proposal.

VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth as of April 25, 2007, the number and percentage of the Company’s 23,001,614 shares of Common Stock outstanding that were beneficially owned by (1) each person known by the Company to be the beneficial owner of five percent or more of the Company’s Common Stock, (2) each director and named executive officer of the Company, and (3) all of the Company’s directors and executive officers as a group. Unless otherwise indicated, the person listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

Name and Address	Beneficially Owned Shares of Common Stock	Percent of Outstanding Shares of Common Stock
Lin, Chi- Jung 11F, NO. 249, Sec. 1, Fushing S. Rd. Da-an District Taipei City 106 Taiwan R.O.C.	8,760,000 (1)	38.08%
Lin Chao-Chin Floor 7, No. 33, Zhaojiabang Road Shanghai F4 200032	0	0%
Lin Hsin-Hung Suite 701, No. 333, Zhaojiabang Road Shanghai F4 200032	325,000 (2)	1.41%
Chen Ren 27/F, Gangtai Plaza No. 700, Yanan E. Road Shanghai F4 200001	0	0%
Fu Xuan-Jie Floor 5, Jin Yan Building No. 8, Zhongshan E. No. 2 Road Shanghai F4 200002	0	0%
Li Xiao-Gang No. 7, Lane 622 Huai Hai M. Road Shanghai F4 200020	0	0%
Zhang Xi 240 Beijing E. Road Shanghai F4 200002	0	0%
Art Honanyan	0	0%
All Directors and Executive Officers as a Group (eight persons)	9,085,000 (3)	39.50%

(1)	These shares are owned by Ace Develop Properties Limited, of which Mr. Lin Chi-Jung is the beneficial sole owner.
(2)	Includes 325,000 shares owned by Glorystar International Enterprise Limited, of which Mr. Lin Hsing Hung is a minority shareholder and an officer.
(3)	Includes 8,760,000 shares owned by Ace Develop Properties Limited, of which Mr. Lin Chi-Jung is the sole owner is a principal.

PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

The Company’s directors are to be elected at each annual meeting of shareholders. At this Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The Board recommends all the nominees for election as directors at this Meeting as set forth in the table below.

In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company’s existing Board.

The seven nominees receiving the highest number of votes cast at the Meeting will be elected as the Company’s directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

THE BOARD RECOMMENDS A VOTE “FOR” THE SEVEN NOMINEES

The following table sets forth certain information concerning the nominees for election as directors.

Date of Appointment	Name of Individual	Age	Position with Company
October 28, 2003	LIN CHI-JUNG	47	Chief Executive Officer, President and Chairman
May 23, 2005	LIN CHAO-CHIN	57	Director and Senior Vice President
November 28, 2006	LIN HSIN-HUNG	52	Executive Director
November 23, 2004	CHEN REN	59	Director
November 23, 2004	FU XUAN-JIE	77	Director
November 23, 2004	LI XIAO-GANG	49	Director
August 23, 2005	ZHANG XI	36	Director

Following is biographical information for each of the 7 directors consisting of the age, principal occupation, and other relevant information. The designation of "Affiliated" noted beside the director’s name indicates that the director is an officer or employee of Sunrise. The designation of “Independent” noted beside the director’s name indicates that the director is considered an independent director with in the meaning of the Marketplace Rules of the Nasdaq Stock Market, Inc., which is the independence standard that we have chosen to report under.

Lin Chi-Jung, CEO, Chairman, and President (Affiliated)

Lin Chi-Jung, age 47, is the Chairman of the Board of Directors of SRRE. He also serves as our President and CEO and the Chairman of all of our operating subsidiaries. Mr. Lin began serving as a Director of SRRE on October 28, 2003, and was appointed Chairman on October 11, 2004. He founded Shanghai Xin Ji Yang Real Estate Consultation Co., Ltd. (“SHXJY”) in late 2001, Shanghai Shang Yang Real Estate Consultation Co., Ltd. (“SHSY”) in early 2004 and Suzhou Gao Feng Hui Property Management Co., Ltd. (“SZGFH”) in early 2005. Under his leadership and management, SHXJY, SHSY and SZGFH have grown rapidly. Prior to establishing this property business, Mr. Lin invested in the film making and publishing businesses. In his younger days, Mr. Lin was a well known actor in Chinese communities around the world, including Mainland China, Taiwan, North America and South East Asia.

Lin Chao-Chin, Director (Affiliated)

Lin Chao-Chin, age 57, was appointed as a director on May 23, 2005, and serves on our Compensation and Governance and Nominating Committees. He is one of the co-founders of SHXJY. Mr. Lin brings with him 28 years of real estate industry experience, particularly in the areas of agency, property investment, and development services. Prior to starting his business in Mainland China, he co-founded Taipei Xin Lian Yang Property Co. Ltd. in Taiwan in the early 1980’s. Under Mr. Lin’s leadership, this business had contracted sales of NTD 120 Billion (approx. US$ 3.4 billion) and 800 employees. In 2001 he joined Lin Chi-Jung to re-establish his career in Mainland China. Currently, Lin Chao-Chin is managing the day-to-day business operation of SHXJY. Lin Chao-Chin graduated from Taiwan Chung Yuan University with a Bachelors Degree in Business Administration.

Lin Hsin-Hung, Executive Director

Lin Hsin Hung, age 52, was appointed as an executive director on November 28, 2006. He graduated from the Economics Department of Taiwan Wen Hua College in 1981. Mr. Lin has served as the Chairman of the Board of Tian Li Manufacture Corporation, Ding Kai Industry Corporation, Hua Wei Development Corporation and an executive Director of Di Heng Capital Management Corporation.

Fu Xuan-Jie, Director (Independent)

Fu Xuan-Jie, age 77, was appointed an independent director on November 23, 2004, and serves on our Audit, Compensation, and Governance and Nominating Committees. Mr. Fu has been an attorney since February 1980 and has practiced law in his co-founded firm, Fu Xuan-Jie & Associates Law Office since April 1994. Mr. Fu specializes in corporate and international law, especially in the areas of international compensation and other financial matters. Among the clientele that Mr. Fu serves are Coca-Cola, Banque Endosuez, AT&T, and L'Oreal.

Li Xiao-Gang, Director (Independent)

Li Xiao-Gang, age 49, was appointed an independent director on November 23, 2004, and serves on our Audit, Compensation, and Governance and Nominating Committees. Mr. Li graduated from Shanghai Finance and Economics University in 1984, and joined the Shanghai Academy of Social Science. In 1992, he was appointed the deputy director of the Economics Law Consultation Center of the Shanghai Academy. In 2000, he was the Director of the Foreign Investment Research Center of the Academy. From 1992 to the present, Mr. Li has served as a Director cum Deputy Secretary-General of the Shanghai Consultation Association.

Chen Ren, Director (Independent)

Chen Ren, age 59, was appointed an independent director on November 23, 2004. Mr. Chen is Chairman and General Manager of Shanghai Real Estate Group of Companies. He has been involved in the Shanghai real property market for the past 15 years. Among some of the companies that he has been associated with are: Shanghai She-ye Property Ltd, Shanghai Rui Nan Property Limited, the General Manager of Shanghai Gong Zhi Jing Center and Shanghai An Ju Property Development Center.

Zhang Xi, Director (Independent)

Zhang Xi, age 36, was appointed an independent director on August 23, 2005, and serves as Chairman of our Audit Committee. He has a Doctorate Degree in Economics, and he is a Senior Economist, a Certified Public Accountant and a Certified Public Appraiser. He is working as a Vice President of Shanghai General Building Material Group Corporation. He has also served in Shanghai Zhonghua Audit Company as the manager of the International Department, Shanghai Zhangjiang Hi-tech Zone Development Company, Ltd. as Vice General Manager and Financial Controller, and Shanghai Zhang Jiang Semiconductor Industry Park Co., Ltd. as General Manager.

Other Executive Officers

Art Honanyan, the Company’s Chief Financial Officer, is 62 years old. In 1973, he received an MBA in Accounting and Finance from New York University. He is a Certified Management Accountant and a member of the Institute of Management Accountants. For 10 years he was Manager and Assistant Secretary in the corporate planning and control Department of Continental Corporation, a large New York based international insurance company. For the next 10 years, he held the CFO position at California Central Bank & Trust, a California based trust services bank. After this time, he held adjunct faculty positions in finance and accounting at several Los Angeles area graduate businesses MBA programs. During the past 2 years, he has held the CFO position at the Company. During the four previous years, he was controller of a Southern California based group of engineering companies and held adjunct faculty positions at two MBA programs.

Family Relationships

There are no family relationships among directors, executive officers, or person nominated or chosen to become the directors or executive officers.

Certain Relationships And Related Transactions

None

Code of Ethics

On October 8, 2005, we adopted a Code of Ethics that applies to all our directors, officers and employees. The Code of Ethics is designed to serve as the foundation of our standards of behavior and to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports, and compliance with applicable laws, rules, and regulations by our all directors, officers and employees, including our directors and senior officers who have operating and financial responsibilities, and to provide accountability for adherence to the code. The Company will provide to any person without charge, upon request, a copy of the corporate code of ethics. Any person wishing a copy should write to Alice Wang, Sunrise Real Estate Development Group, Inc., Suite 701, No. 333, Zhaojiabang Road, Shanghai, PRC 200032. Our Code of Ethics is available for review on our website located at www.sunrise.sh.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these filings must be furnished to the Company. Based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ending December 31, 2006, we believe that the initial reports of all of the following directors and executive officers were late: Zhang Xi; Lin Hsin Hung; Chen Ren; Fu Xuan Jie; Lin Chi Jung; Lin Chao Chin; Art Honanyan; and Li Xiao Gang. all of our current directors all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than 10% beneficial owners have been met on a timely basis. Based on the reports, no director sold any Company common stock in 2006.

Information Concerning our Board and Committees of our Board

The Company’s Board has three standing committees: an Audit Committee, a Governance and Nominating Committee, and a Compensation Committee. We have a written Audit Committee Charter, written Governance and Nominating Committee Charter and a written Compensation Committee Charter. Except for Lin Chao-Chin, all of our directors serving on our committees are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market, Inc., which is the independence standard that we have chosen to report under.

Audit Committee and Audit Committee Financial Expert

Our Board established the Audit Committee on August 23, 2005. The Audit Committee consists of three members, Fu Xuan-Jie, Li Xiao-Gang, and Zhang Xi, all of whom are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market, Inc., which is the independence standard that we have chosen to report under. At least one member of the Audit Committee, Zhang Xi, is a financial expert, as that term is used under Item 407(d)(5) of Regulation S-B.

During fiscal year 2006, the Audit Committee met once. The primary duties of the Audit Committee are to assist the Board in fulfilling its fiduciary oversight responsibilities, to evaluate the Company’s independent auditors, and to facilitate communication between the auditors and the Company’s management.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed at least annually for adequacy by the Audit Committee. The Directors who serve on the Audit Committee have no financial or personal ties to the Corporation (other than Director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations. The Board of Directors has determined that none of the Audit Committee members has a relationship with the Corporation that may interfere with the Director’s independence from the Corporation and its management. The Audit Committee charter can be viewed on the Corporation’s website at www.sunrise.sh, and a copy of the Audit Committee charter is included as
Appendix A to this proxy statement.

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Corporation’s financial reporting, accounting systems, and internal controls. The Corporation’s independent auditors and the director of the internal audit function report directly and are ultimately accountable to the Audit Committee.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Corporation’s audited financial statements for fiscal year 2006. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Corporation’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from the Corporation, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also received from the independent auditors a letter indicating there were no material issues raised by the independent auditors’ most recent internal quality control review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Corporation’s 2006 Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

April 16, 2007	AUDIT COMMITTEE
Zhang, Xi, Chair
Li, Xiao Gang
Fu, Xuan Jie.

Governance and Nominating Committee

The Governance and Nominating Committee of the Board consists of Mr. Lin Chao-Chin, Mr. Li Xiao-Gang and Mr. Fu Xuan-Jie. The Governance and Nominating Committee did not hold any meetings during 2006. The primary duties of the Governance and Nominating Committee are to identify and review candidates for the Board and recommend candidates for election to the Board, periodically review the skills and characteristics required of Board members in the context of the current Board, and periodically review the Company’s corporate governance policies and recommend modifications to the Board as appropriate. The Governance and Nominating Committee operates pursuant to a charter that was approved by our Board, a current copy of which is available on our website at www.sunrise.sh under the heading “Investor” and subheading “Corporate Governance.”

Our shareholders may recommend director nominees, and the Governance and Nominating Committee will consider nominees recommended by shareholders. To date, we have not received any recommendations from our shareholders requesting that the Board or any of its committees consider a nominee for inclusion among the Board’s slate of nominees in the proxy statement for our annual meeting. A shareholder wishing to submit a director nominee recommendation should comply with the provisions of our Bylaws and the provisions set forth in this proxy statement under the heading “Shareholder Proposals and Nominations for the Next Annual Meeting.” We anticipate that nominees recommended by shareholders will be evaluated in the same manner as nominees recommended by anyone else, although the Governance and Nominating Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The Governance and Nominating Committee will consider all relevant qualifications as well as the needs of the company in terms of compliance with SEC rules.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Governance and Nominating Committee and the Board takes into account the following criteria, among others, in considering directors and candidates for the board:

•	Judgment, experience, skills and personal character of the candidate,
•	And the needs of the Board.

The Governance and Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Governance and Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

Compensation Committee

The Compensation Committee of the Board consists of Mr. Lin Chao-Chin, Mr. Li Xiao-Gang and Mr. Fu Xuan-Jie. During fiscal year 2006, the Compensation Committee did not hold any meetings. The primary duties of the Compensation Committee are to annually review and approve the Company’s compensation strategy to ensure that employees are rewarded appropriately; review annually and approve corporate goals and objectives relevant to executive compensation; annually review and determine elements of compensation of the CEO and other officers; and review and recommend compensation for non-employee members of our Board. The Compensation Committee operates pursuant to a charter that was approved by our Board, a current copy of which is available on our website at www.sunrise.sh under the heading “Investor” and subheading “Corporate Governance.”

Meetings of the Board of Directors

There were three meetings of the Board of Directors during of 2006. There were three, two and one directors absent from meetings of the Board of Directors on March 23, June 15 and December 24, 2006 respectively. Other actions of the Board were taken by unanimous consent. Although the Company does not have a policy requiring members of the Board to attend the Company’s annual meeting of shareholders, all except Mr. Zhang Xi and Mr. Li Xiao-Gang attended our annual meeting of shareholders held on May 23, 2006.

Executive Compensation

The following table reflects the compensation paid to the Company’s Chief Executive Officer and each of the Company’s compensated executive officers whose compensations exceeded $100,000 in fiscal years 2005 and 2006 for services rendered to the Company and its subsidiaries.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lin Chi-Jung CEO, President & Chairman Executive Officer of subsidiaries	2006 2005	146,826 153,886	150,364(2) 164,072	0 0	0 0	0 0	0 0	92,825(3) 100,148	390,015 418,106

Art Honanyan Chief Financial Officer	2006 2005	52,707 36,398	6,852 5,271	0 0	0 0	0 0	0 0	12,047 8,032	71,606 49,701

Lin Chao-Chin Senior Vice President Managing director of subsidiaries	2006 2005	146,826 153,886	150,364(2) 164,072	0 0	0 0	0 0	0 0	92,825(3) 100,148	390,015 418,106

Pan Yu-Ren Managing director of subsidiaries	2006 2005	51,954 46,683	183,398 129,358	0 0	0 0	0 0	0 0	7,530 6,588	242,882 182,629

(1)	There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers.

(2)
Lin Chi-Jung and Lin Chao-Chin each received discretionary bonus of $150,364 in 2006. This incentive was attributed to the initial management team members for their valuable contribution to the Company. It was calculated at 16% of net profit before income tax of SHXJY and subsidiaries in 2006.

(3)	Lin Chi-Jung and Lin Chao-Chin each received housing allowance of $82,825 and travel allowance of $10,000 during the year 2006.

Option/SAR Grants
The Company has no stock option plan or other equity incentive plan in place. Accordingly, no individual grants of stock options, whether or not in tandem with Stock Appreciation Rights (“SARs”) and freestanding SARs have been made to any executive officer or any director since the Company’s inception, accordingly, no stock options have been exercised by the Company’s officers or directors in any fiscal year.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
LIN CHI-JUNG	15,059	0	0	0	0	0	15,059
LIN CHAO-CHIN	15,059	0	0	0	0	0	15,059
LIN HSIN-HUNG	1,996	0	0	0	0	0	1,996
FU XUAN-JIE	15,059	0	0	0	0	0	15,059
LI XIAO-GANG	15,059	0	0	0	0	0	15,059
CHEN REN	15,059	0	0	0	0	0	15,059
ZHANG XI	15,059	0	0	0	0	0	15,059
CHEN WEI HUA	20,592	0	0	0	0	0	20,592

(1)	There are no stock option, retirement, pension, or profit sharing plans for the benefit of directors.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Action is to be taken by the shareholders at the Meeting with respect to the ratification of BDO McCabe Lo Limited, the Company’s current independent public accountants, as independent accountants for the Company for the fiscal year ending December 31, 2007. BDO McCabe Lo Limited does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in BDO McCabe Lo Limited.

The Board of Directors of the Company has approved BDO McCabe Lo Limited as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company’s independent accountants.

Representatives of BDO McCabe Lo Limited will be present at the Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of BDO McCabe Lo Limited, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2

Audit Fees

On October 5, 2004, the reverse acquisition arrangement was completed, we disengaged our audit services with John Geib, CPA, and appointed BDO McCabe Lo & Company to be the Company's Independent Auditor on November 3, 2004. On August 1, 2005, the practice of BDO McCabe Lo & Company was reorganized as BDO McCabe Lo Limited.

The aggregate fees billed by BDO McCabe Lo Limited for services rendered during the year ended December 31, 2006 and 2005 are described as follows:

Fees for audit and review services amounted to $116,500 in 2006 and $82,500 in 2005, respectively. Fees for audit and review services include the annual audit of the consolidated financial statements of the Company and its subsidiaries, and review of the Company's Quarterly Reports on Form 10-QSB.

Audit-Related Fees

There were no audit-related fees billed by BDO McCabe Lo Limited in 2006. Aggregate fees billed for all audit-related services rendered by BDO McCabe Lo Limited consisted of $14,500 and $35,000 for 2005 and 2004, respectively. Fees for audit related services include audits required in the Form 8-K and review of related documents.

Tax Fees

There were no tax services fees paid to BDO McCabe Lo Limited; they are not the tax accountants of the Company.

All Other Fees

BDO McCabe Lo Limited did not bill the Company any additional fees for professional services rendered to the Company during fiscal years ended December 31, 2006, 2005 and 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

According to the charter of the Audit Committee, the Company’s policy on pre-approval of audit and permissible non-audit services of independent auditors is to pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Audit Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approvals delegated to one or more members of the Audit Committee are reported to the Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE NEXT ANNUAL MEETING

The Company will review shareholder proposals intended to be included in the Company’s proxy material for the 2007 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than February 12, 2008. Such proposals must be submitted in writing. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

A shareholder, or group of shareholders, that beneficially owned more than 5% of the Company’s Common Stock for at least one year as of February 12, 2008 may recommend a nominee to the Governance and Nominating Committee of our Board of Directors. Any such recommendation must be in writing and be received by the Company no later than February 12, 2008, identify the candidate and the shareholder or shareholder group that has made the recommendation, and state that the shareholder or shareholder group has held the Common Stock for at least one year.

Shareholder proposals and recommendations for director nominees should be sent to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including audited consolidated financial statements, but excluding exhibits, as filed with the Securities and Exchange Commission, has been mailed to the shareholders with this Proxy Statement and constitutes the Company’s Annual Report to Shareholders. Such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Secretary of the Company at its address listed on the first page of this Proxy Statement. If copies of exhibits to the Form 10-KSB Annual Report are requested, a copying charge of $.20 per page will be made. The Company’s Annual Report can also be accessed at the Company’s website at www.sunrise.sh under the heading “Investor” and the subheading “SEC Filing.”

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that is to be presented for action at the Meeting. Should any other matter come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matter in accordance with their best judgment and discretion.

BY ORDER OF THE BOARD OF DIRECTORS
Wang Jun-Li
Secretary
Shanghai, People’s Republic of China
April 30, 2007

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

SUNRISE REAL ESTATE GROUP, INC.
Suite 701, No. 333 Zhaojiabang Road
Shanghai, People’s Republic of China, 200032
Telephone: 86 21 6422 0505

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 12, 2007.

The undersigned hereby appoints Lin Chi-Jung and Lin Chao-Chin as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Sunrise Real Estate Group, Inc. held of record by the undersigned on April 25, 2007, at the Annual Meeting of Shareholders of Sunrise Real Estate Group, Inc. to be held on June 12, 2007, or any adjournment thereof.

INSTRUCTIONS: PLEASE INDICATE YOUR PROPOSAL SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW.

1.	ELECTION OF DIRECTORS

To vote for all nominees, place an “X” in the box marked FOR ALL NOMINEES BELOW. To withhold authority to vote for all nominees, place an “X” in the box marked WITHHOLD AUTHORITY below. To withhold authority to vote for any specific individual nominee, check the space next to the applicable nominee’s name below WITHHOLD AUTHORITY:

☐ FOR ALL NOMINEES BELOW
Lin Chi-Jung	Lin Chao-Chin	Lin Hsin-Hung
Fu Xuan-Jie	Li Xiao-Gang	Zhang Xi
Chen Ren

☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Lin Chi-Jung	Lin Chao-Chin	Lin Hsin-Hung
Fu Xuan-Jie	Li Xiao-Gang	Zhang Xi
Chen Ren

2.	TO RATIFY THE SELECTION OF BDO MCCABE LO LIMITED AS INDEPENDENT PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

Dated: _______, 2007

Signature of Shareholder

Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

Exhibit A

SUNRISE REAL ESTATE GROUP INC.
CHARTER OF AUDIT COMMITTEE

The Board of Directors of Sunrise Real Estate Group Inc. (the "Company") has established an Audit Committee (the "Committee") with authority, responsibility and specific duties as described in this charter.

Purpose

The Committee assists the Board of Directors in fulfilling its fiduciary oversight responsibilities relating to the Company's financial statements, accounting policies, the systems of internal accounting and financial controls, the Company's compliance with legal and regulatory requirements, the financial reporting process, and the sufficiency of auditing relative thereto.

The Committee is responsible for evaluating the quality, independence and objectivity of the independent auditors. It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company.

Membership

The Committee shall consist of three members of the Board of Directors. All Committee members must be independent of management and the Company and shall be financially literate in accordance with the applicable SEC regulations and policies. At least one member of the Committee shall, in the judgment of the Board, be a "Financial Expert" as the term as defined by the SEC.

Meetings

The Committee will meet at least one time each year, with additional meetings as necessary to fulfill its responsibilities.

Responsibilities

1.	Select, and retain the services of, the Company's independent auditor.

2.	Review the scope and results of the annual audit with the independent auditor.

3.
Review and discuss, with the internal auditors or the person(s) in the financial department acting as internal auditor(s), the overall scope and plans for their audits and determine whether the internal audit function has the appropriate resources and expertise.

4.
Review and discuss with management and the independent auditors, the adequacy and effectiveness of the Company's internal accounting and financial controls, the quality of the financial and accounting personnel, and any relevant recommendations.

5.
Discuss Company policies with respect to risk assessment and risk management, review contingent liabilities and risks that may be material to the Company, and review major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

6.	Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report.

7.
Review with management and the independent auditors the financial statements to be included in the Company's Annual Report and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

8.
Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s financial and accounting staff.

9.
Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

10.
Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company that may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.
Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

12.	Recommend to the Board of Directors whether the audited financial statements are satisfactory to be included in the Company's Annual and Quarterly Report.

13.	Review and reassess, at least annually, the adequacy of this charter and report its conclusion and any recommendations to the Board of Directors.

14.	Perform such other functions as the Board may request.

April 12, 2007